Exhibit 99.1

ECLIPSYS CORPORATION

Incentive and/or Non-Qualified Stock Option Agreement

     Eclipsys Corporation, a Delaware corporation (the “Corporation”), hereby grants this «Day» day of «Month», «Year» to «Optionee» (the “Optionee”), an option to purchase a maximum of «Shares» shares (the “Option Shares”) of its Common Stock, $.01 par value, at the price of $«Price» per share, on the following terms and conditions:

     1. Grant Contingency; Expiration of Option Offer. This option grant contained herein constitutes an offer by Corporation to provide Optionee with the Option Shares, and is subject to and conditioned upon Optionee’s acceptance of the Option Shares by returning to the Corporation an executed original of this Incentive and Non-Qualified Stock Option Agreement (the “Option Agreement”) along with the Corporation’s Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”) that was provided to Optionee concurrently herewith. This offer shall expire within thirty (30) calendar days from the date written above, unless Optionee returns executed originals of the Option Agreement and the Non-Compete Agreement to the Corporation within the stated time frame. This offer shall be null and void and of no force and effect, unless Optionee executes and returns to the Corporation both the Stock Option Agreement and the Non-Compete Agreement within the stated time frame.

     2. Grant Under Amended and Restated 2000 Stock Plan. This option is granted pursuant to and is governed by the Corporation’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     3. Grant as Incentive Stock Option; Non Qualified; Other Options. This option is intended to qualify as an incentive and/or non-qualified stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Corporation, but a duplicate original of this instrument shall not effect the grant of another option.

     4. Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Corporation or any Related Corporation in the capacity of an employee (such service is described herein as maintaining or being involved in a “Business Relationship” with the Corporation), the Optionee may exercise this option for such percentage of the total Option Shares as is set forth opposite the applicable date as follows: (Please see attached for the ISO/NQ share vesting schedules if it is a combination of both.)

On «Hire»	-	0%

On «Hire1»	-	20%

After «Hire1» but prior to	-	An additional 1.666% for each
«hire5»		complete month during which the
		Optionee is employed by the
		Corporation after «Hire1»

On or after «hire5»	-	100%

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Corporation or any Related Corporation, may be exercised up to and including the date, which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4, 5 and 6, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Corporation or dies or becomes disabled while employed by the Corporation. Notwithstanding the foregoing, this Option may become immediately exercisable in full under certain circumstances following an Acquisition Event or Change in Control Event to the extent such acceleration is provided in the Plan.

     5. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Corporation, other than by reason of death, disability as defined in Section 5, or termination for Cause as set forth in Section 6, no further installments of this option shall become exercisable (except to the extent otherwise provided by Section 8(c)(2) of the Plan) and this option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

     6. Death; Disability; Dissolution. If the Optionee is a natural person who dies while involved in a Business Relationship with the Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Corporation is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes subject to a voluntary or involuntary bankruptcy proceeding, has a receiver appointed for all or a substantial portion of its property or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business

Relationship with the Corporation, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     7. No Exercise of Option if Business Relationship Terminated for Cause. If the Business Relationship of the Optionee with the Company is terminated for “Cause,” this option shall terminate on the date of such termination and this option shall thereupon not be exercisable to any extent whatsoever. “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Optionee that is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Optionee of a felony involving any financial impropriety or which would materially interfere with the Optionee’s ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Optionee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this Section 6, termination of employment shall be deemed to occur when the Optionee receives notice that his employment is terminated.

     8. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     9. Payment of Price. The option price is payable in United States dollars and may be paid:

(a)	in cash or by check, or any combination of the foregoing, equal in amount to the option price; or

       (b) in the discretion of the Corporation’s Board of Directors, in cash, by check, by delivery of shares of the Corporation’s Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

     Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Corporation if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

     10. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Corporation, at the principal executive office of the Corporation, or to such transfer agent as the Corporation shall designate. Such notice shall state the election to exercise this option and the number of shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     11. Option Not Transferable. This option is not transferable or assignable except by the laws of descent and distribution. Only the Optionee can exercise this option.

     12. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     13. No Obligation to Continue Business Relationship. The Corporation and any Related Corporations are not by the Plan or this option obligated to continue to maintain a business relationship with the Optionee.

     14. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     15. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Corporation and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee’s rights hereunder to be diluted or terminated and thus be contrary to the Optionee’s interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference.

     16. Withholding Taxes. If the Corporation or any related corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Corporation or related corporation may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Corporation or related corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Corporation or related corporation does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Corporation or related corporation, the Optionee will reimburse the Corporation or related corporation on demand, in cash, for the amount underwithheld.

     17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     18. Miscellaneous.

       (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

       (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

       (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

       (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 11 hereof.

       (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

     IN WITNESS WHEREOF the Corporation and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

ECLIPSYS CORPORATION

By:

Title:

Address:	1750 Clint Moore Road Boca Raton, FL 33487

Optionee Signature:

Address: